Exhibit 99.1

Emerson Appoints Michael Tang as Chief Legal Officer

Tang to succeed Sara Yang Bosco, who will retire after 18-year Emerson career

ST. LOUIS (Nov. 30, 2023) – Emerson (NYSE: EMR), a leader in automation software and technology, today announced the appointment of Michael Tang as senior vice president, secretary and chief legal officer, effective Jan. 1, 2024. Tang succeeds Sara Yang Bosco, who will retire from Emerson on Dec. 31 after 18 years with the company. As chief legal officer, Tang will be responsible for all legal matters and global security pertaining to Emerson, including corporate governance, M&A, compliance, dispute resolution, and corporate and commercial operational matters.

Tang, who will join Emerson’s Office of the Chief Executive, brings more than two decades of extensive legal and leadership experience. He currently serves as senior vice president, general counsel and secretary of Agilent Technologies Inc. Since joining Agilent in 2006, he has held roles of increasing responsibility and served as lead attorney on the company’s spinoff of its electronic measurement business.

“Michael is a dynamic leader who combines proven legal expertise with a great mind for strategy,” said Emerson President and CEO Lal Karsanbhai. “As Emerson accelerates momentum as a global software and technology leader shaping the future of automation, Michael’s experience and enthusiasm will be invaluable to Emerson’s continued success.”

Tang received his Juris Doctorate from Columbia Law School and holds a bachelor’s degree in economics from The Wharton School of Business. He is an active member of the State Bar of California and serves on the Board of Directors of the Minority Corporate Counsel Association. Tang will relocate to St. Louis.

“I have been watching Emerson’s incredible transformation in recent years, and I am energized for the opportunity to join the company at such a pivotal moment,” Tang said. “Under the strong leadership of Sara Yang Bosco, Emerson’s legal team has played a key role in every step of this evolution. I look forward to carrying on this important work.”

Bosco joined Emerson in 2005 as general counsel for Emerson in Asia-Pacific and held leadership roles across the company before assuming her current role. She was named to Emerson’s Office of the Chief Executive in 2016. Bosco is a civic-minded leader whose board memberships include the Donald Danforth Plant Science Center, St. Louis Public Radio, and Independence Center.

“Sara is a leader in every sense of the word,” Karsanbhai said. “Her impeccable knowledge and judgment as a legal counselor have been such an asset to the organization. But more than that, Emerson colleagues have benefited from Sara’s passion for people and serving her community. We wish her the best in her well-deserved retirement.”

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About Emerson

Emerson (NYSE: EMR) is a global technology and software company providing innovative solutions for the world’s essential industries. Through its leading automation portfolio, including its majority stake in AspenTech, Emerson helps hybrid, process and discrete manufacturers optimize operations, protect personnel, reduce emissions and achieve their sustainability goals. For more information, visit Emerson.com.

Forward-Looking and Cautionary Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impacts of the Russia-Ukraine and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company’s expectation for its consolidated results, other than as noted herein.

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Ashley Wiehle

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